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                                                                   EXHIBIT 10.30

TINA DELL'AQUILA
HAND DELIVERED
Wednesday, February 21, 2007

PRIVATE AND CONFIDENTIAL: TINA DELL'AQUILA

Dear Tina

Further to our recent discussions I am pleased to be able to confirm to you in writing the following changes to your compensation while you undertake the Chief Financial Officer position on an interim basis.

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
JOB TITLE:        Interim Chief Financial Officer

EFFECTIVE DATE:   December 1, 2006

PREMIUM: You will receive an additional premium payment of $6,250 per month for 7 months after which time it will be reviewed.
                  Your salary will be adjusted in February as part of our annual merit process.

CAR ALLOWANCE:    Your car allowance will be changed from $13,500 to $16,000 per year.

BONUS: Your bonus percentage will be increased to 100% of your base salary for 7 months after which time it will be reviewed.

TERMINATION:      In the event that your employment is terminated by Cott for any reason other than just cause, Cott will provide you with a severance package equal to 24 months base salary (excluding premium identified above), bonus guaranteed at 100% targeted payout (for further clarification bonus target for termination purposes is 65% of annual base salary), car allowance and benefits (excluding long and short term disability coverage and out-of country benefits). This payment will be inclusive of any amounts to which you would otherwise be entitled at law and no other compensation or payments will be made to you in such events. In addition, the payment will be subject to you signing a release in form and content satisfactory to Cott at such time.
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All other existing terms and conditions remain the same.

Tina, thank you for all of your hard work and commitment to Cott and please contact me if you have any questions.

Yours sincerely

/s/ Abilio Gonzalez
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Abilio Gonzalez
Chief People Officer

                 I agree and accept the above amendments terms.


Signature: /s/ Tina Dell'Aquila                     Dated: February 21, 2007
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